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                                                                     Exhibit 5.1


                  SHARIR, SHIV, FRIEDMAN & CO. LAW OFFICES

GALAI SHARIR                                                 TOP-DAN BUILDING
YORAM SHIV                                                   72 PINHAS ROSEN ST.
DR. YAIR FRIEDMAN                                            TEL AVIV 69512
EMMANUEL KADOUCH                                             TEL: 972-3-644-0105
SIGAL MEGED-ROSEN                                            FAX: 972-3-644-0106
DEBBIE GOODMAN
AMIR TIROSH                                                  SASLAW@SASLAW.CO.IL
ANAT SHINAR

EXHIBIT_5_1_OPINION.DOC

                                                                     Exhibit 5.1

                                                     August 2, 2000

RadView Software Ltd.
7 New England Executive Park
Burlington, Massachusetts 01803
USA

Ladies and Gentlemen:

         We have acted as Israeli legal counsel to RadView Software Ltd., an Israeli company (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form F-1 (the "Registration Statement"), relating to the registration of an aggregate of 5,750,000 ordinary shares, nominal value NIS 0.01 per share (including up to 750,000 ordinary shares to cover over-allotments, if any), of the Company (the "Shares").

         In our capacity as counsel to the Company, we have examined originals or copies of such corporate records, instruments and other documents of or pertaining to the Company, and have reviewed such questions of law as we have considered necessary and appropriate for purposes of the opinion set forth below. In such examination and in rendering the opinion set forth below, we have assumed the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, and that the documents examined by us are in full force and effect and have not been amended, supplemented or otherwise modified.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor, will be validly issued, fully paid and nonassessable.

     This opinion is limited to the laws of the State of Israel, as the same are in effect on the date hereof.


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     We consent to the filing of this opinion as an exhibit to the Registration
Statement and to the references to our name under the captions "Legal Matters" and "Enforceability of Civil Liabilities" in the prospectus contained therein.


                                             Very truly yours,

                                             /s/ Sharir, Shiv, Friedman & Co.

                                             Sharir, Shiv, Friedman & Co.




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